                                                           Exhibit 3.1

PREPARED BY AND RETURN TO:
STEVEN L. CRAIG, ESQUIRE
2701 Okeechobee Blvd., #200
West Palm Beach, FL 33409
Our File #:


                        MORTGAGE MODIFICATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and executed this 22nd day of April, 1998 ("Effective Date") by and between FLORIDA GAMING CORPORATION OF DELAWARE, a Delaware corporation ("Florida Gaming") FREEDOM FINANCIAL CORP., an Indiana corporation ("Freedom") and GRAHAM ROAD HOLDING COMPANY, a Florida corporation ("Graham Road").

                               R E C I T A L S:

     WHEREAS, GRAHAM ROAD, FLORIDA GAMING and FREEDOM entered into that certain Guaranty Agreement ("Guaranty") dated November 3, 1994; and

     WHEREAS, FLORIDA GAMING executed a mortgage ("Mortgage") on November 3, 1994 in favor of GRAHAM ROAD to secure the Guaranty, which Mortgage was recorded in Official Records Book 92, Page 2308, of the Public Records of St. Lucie County, Florida; and

     WHEREAS, under the Guaranty Agreement FLORIDA GAMING and FREEDOM guaranteed GRAHAM ROAD that the 47,336 shares of Common Stock of FLORIDA GAMING CORPORATION issued to GRAHAM ROAD ("Stock") would have a value of Ten Dollars ($10.00) per share on November 3, 1997; and

     WHEREAS, the STOCK had a value of Four Dollars ($4.00) per share on November 3, 1997; and

     WHEREAS, the amount due under the GUARANTY from FLORIDA GAMING and FREEDOM to GRAHAM ROAD is TWO HUNDRED EIGHTY FOUR THOUSAND SIXTEEN AND NO/00 ($284,016.00) which was due and payable to GRAHAM ROAD on FEBRUARY 12, 1998; and

     WHEREAS, FLORIDA GAMING and FREEDOM have requested that the terms of the Guaranty Agreement and Mortgage be modified to allow them to pay the indebtedness by payment to GRAHAM ROAD of THIRTY FIVE THOUSAND AND NO/00 ($35,000.00) upon execution of this Agreement, with the balance of $249,016.00 to be paid in accordance with the Promissory Note ("Note") attached hereto as EXHIBIT "A"

     WHEREAS, GRAHAM ROAD has agreed to said request.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged the Parties hereby agree as follows:

     1. The foregoing Recitals are true and correct and incorporated herein by reference.

     2. Upon execution hereof FLORIDA GAMING and FREEDOM agree to pay to GRAHAM ROAD Thirty Five Thousand Dollars ($35,000.00), with the balance of $249,016.00 to be paid in accordance with the Note attached hereto as EXHIBIT "A".

     3. The Mortgage executed on November 3, 1994 by FLORIDA GAMING in favor of GRAHAM ROAD is hereby modified to secure, in addition to the Guaranty, the Note in the amount of TWO HUNDRED FORTY NINE THOUSAND SIXTEEN DOLLARS AND NO/00 ($249,016.00) dated FEBRUARY 12, 1998, a copy of which is attached hereto as EXHIBIT "A".

     4. FLORIDA GAMING and FREEDOM agree that all obligations, including but not limited to the obligations to pay the Note, a copy of which is attached hereto as EXHIBIT "A" shall be and remain the binding valid and enforceable obligation of FLORIDA GAMING and FREEDOM jointly and severally.

     5. FLORIDA GAMING and FREEDOM agree that there is no defense or right of offset against GRAHAM ROAD.

     6.   FLORIDA GAMING and FREEDOM covenant, warrant and agree that:

          a. The Mortgage secures and shall continue to secure the full repayment of the Note
          b. The Mortgage is and shall remain a valid first priority lien on the Property until the Note is repaid in full
          c. That the Guaranty, as modified by this Agreement, is hereby ratified and affirmed and shall remain in full force and effect

     7. This Agreement shall bind and enure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns

     8. This Agreement shall be governed by and construed according to the laws of the State of Florida

     9. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be and constitute an original and one and the same document

     10. This Agreement may not be changed or terminated, except in writing, signed by all Parties

     11.  Time is of the essence under this Agreement

     12.  BANKRUPTCY.

     A. EVENT OF BANKRUPTCY DEFINED. When appearing in this agreement, the term "Event of Bankruptcy" shall mean: (a) if FLORIDA GAMING or FREEDOM shall (i) file a voluntary petition in bankruptcy for adjudication as bankrupt, (ii) seek reorganization or an arrangement under any bankruptcy or similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction in response to an involuntary petition, (iii) consent to the filing of a petition in bankruptcy or reorganization, (iv) consent to the appointment of a receiver or a trustee or officer performing similar functions with respect to any substantial part of their property, (v) make a general assignment for the benefit of their creditors, (vi) execute a consent to any other type of insolvency proceeding or any informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of their affairs or the appointment of a receiver or trustee or officer performing similar functions for any of them, or for any of their assets, or (b) the filing against the Borrower of a petition for adjudication as bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or any state thereof or any foreign jurisdiction, or the institution against the Borrower of any other type of insolvency proceeding or any formal or informal proceeding for the dissolution, liquidation, settlement of claims against or winding up of any of their respective affairs.

     B. CERTAIN REPRESENTATIONS AND COVENANTS AS TO BANKRUPTCY. FLORIDA GAMING and FREEDOM represent that, as of the date hereof, no Event of Bankruptcy has occurred with respect to any of them.

     C. RELIEF FROM STAY AND DISMISSAL. If any Event of Bankruptcy shall occur with respect to the FLORIDA GAMING or FREEDOM, the GRAHAM ROAD shall be entitled to immediate and complete relief from any automatic stay or moratorium (including, but not limited to, the immediate lifting of such stay "for cause"), arising out of or related to the occurrence of any Event of Bankruptcy, and the GRAHAM ROAD shall be permitted to proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both. FLORIDA GAMING and FREEDOM covenant and agree, upon request by the GRAHAM ROAD, to join with the GRAHAM ROAD in filing the appropriate petitions or requests for relief required to obtain the relief referred to herein.

     13. FLORIDA GAMING AND FREEDOM HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER SECURITY DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY FLORIDA GAMING AND FREEDOM, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY FLORIDA GAMING AND FREEDOM.

     14. FLORIDA GAMING and FREEDOM recognize that the prompt payment of the principal balance plus accrued interest due under the Note on JUNE 30, 1998 is part of the consideration FOR GRAHAM ROAD to enter into this Agreement and that in light thereof the Promissory Note shall contain a late charge equal to FIVE PERCENT (5%) of the total principal and interest due on the maturity date.

     15. FLORIDA GAMING, FREEDOM and GRAHAM ROAD agree that this Agreement is not intended to, nor shall it be deemed to be, a Novation.

SIGNED, SEALED, AND DELIVERED
IN THE PRESENCE OF:


                                       GRAHAM ROAD HOLDING COMPANY, a
                                       Florida corporation


----------------------------           By: --------------------------------
First Witness                              __________________, as President

----------------------------
Printed Name


----------------------------
Second Witness

----------------------------
Printed Name

                                             FLORIDA GAMING CORPORATION OF
                                             DELAWARE, A DELAWARE CORPORATION

--------------------------------             By: /s/ W. B. Collett
First Witness                                   ----------------------------
                                                CHAIRMAN & CEO
--------------------------------
Printed Name

--------------------------------
Second Witness

--------------------------------
Printed Name

                                            FREEDOM FINANCIAL CORP., AN INDIANA
                                            CORPORATION

-------------------------------             By:  /s/ W. B. Collett
First Witness                                  ------------------------------
                                               CHAIRMAN & CEO
-------------------------------
Printed Name

-------------------------------
Second Witness

-------------------------------
Printed Name


                               *    *    *    *

STATE OF                          )
         ------------------------ )
COUNTY OF                         )
          -----------------------


     The foregoing instrument was acknowledged before me this _____ day of March, 1998, by STEVEN L. CRAIG, as PRESIDENT of GRAHAM ROAD HOLDING COMPANY, A FLORIDA CORPORATION, who is personally known to me or who have produced identification and who did take an oath.


STEVEN L. CRAIG Identification:       --------------------------------


                                      --------------------------------
                                      Notary Public
               (SEAL)                 Printed Name:
                                                   -------------------
                                      My Commission Expires:
                                                            ----------

                             *     *     *     *

STATE OF Florida   )
                   )
COUNTY OF Dade     )

     The foregoing instrument was acknowledged before me this 31st day of March, 1998 by W.B. Callett, as PRESIDENT of FLORIDA GAMING CORPORATION OF DELAWARE, A DELAWARE CORPORATION, who is personally known to me or who have produced identification and who did take an oath.

                        Identification:
-----------------------                ------------------------------

                                       /s/ Yolanda M. Watson
                                       ------------------------------
                                       Notary Public
         (SEAL)                        Printed Name: Yolanda M. Watson
                                       My Commission Expires: [SEAL]


                             *     *     *     *


STATE OF Florida   )
                   )
COUNTY OF Dade     )

     The foregoing instrument was acknowledged before me this 31st day of March, 1998 by W.B. Callett, as PRESIDENT of FREEDOM FINANCIAL CORP., AN INDIANA CORPORATION, who is personally known to me or who have produced identification and who did take an oath.

                        Identification:
-----------------------                ------------------------------

                                       /s/ Yolanda M. Watson
                                       ------------------------------
                                       Notary Public
         (SEAL)                        Printed Name: Yolanda M. Watson
                                       My Commission Expires: [SEAL]

                                     NOTE
                                     ----


$249,016.00                                          Palm Beach County, Florida


     FOR VALUE RECEIVED, FLORIDA GAMING CORPORATION OF DELAWARE, A DELAWARE CORPORATION, and FREEDOM FINANCIAL CORPORATION, AN INDIANA CORPORATION, having their principal address at 2669 Charlestown Rd. NEW ALBANY, IN 47150 ("Maker"), promises to pay to the order of GRAHAM ROAD HOLDING COMPANY, A FLORIDA CORPORATION, 2701 Okeechobee Boulevard, Suite 200, West Palm Beach, Florida, 33409 ("Payee"), the principal sum of TWO HUNDRED FORTY NINE THOUSAND SIXTEEN and 00/100 DOLLARS ($249,016.00), in lawful money of the United States of America, or so much of that sum as may be advanced under this Note, together with interest from FEBRUARY 12, 1998, at the rate of EIGHT PERCENT (8%) per annum and on the terms set forth herein, as follows:

     1. Maker shall pay the entire principal balance together with accrued interest on JUNE 30, 1998 (the "Maturity Date").

     2. The principal and interest shall be payable at GRAHAM ROAD HOLDING COMPANY, 2701 Okeechobee Boulevard, Suite 200, West Palm Beach, Florida, or at such other place as Payee or holder, from time to time, may designate in writing.

     3. Maker shall have the privilege of prepaying this Note in full or in part without penalty, at any time.

     4. Payment of this Note is secured by a Mortgage Deed dated November 3, 1994 from Florida Gaming Corporation of Delaware to Graham Road Holding Company recorded in Official Records Book 92, Page 2308, of the Public Records of St. Lucie County, Florida (the "Mortgage"), as modified by Mortgage Modification Agreement of even date herewith, together with the buildings and other improvements constructed and to be constructed on such premises, more particularly described in the Mortgage (referred to as the "Mortgaged Property").

                                                          INITIALS:    C
                                                                   ------------

                                       1


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    5.  All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgage herewith and between the parties hereto, which are to be kept and performed by Maker, are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

    6. If the entire principal balance plus accrued interest is not paid on or before the Maturity Date then there shall also be immediately due and payable a late charge at the rate of five percent (5%) of the unpaid principal balance plus accrued interest on the Maturity Date.

    7. It is further understood, however, that should any default be made in the payment of any installment of principal and interest or any other payment due under this Note on the date such payment is due, or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note, or in any of the Loan Documents, then Payee, at its option and without notice to Maker which notice is expressly waived by Maker unless expressly required elsewhere in this Note or in the Loan Documents, may declare due and payable immediately the entire unpaid balance of principal with interest accrued on it at the applicable rate specified above to the date of default and after that date at a "Default Rate" which shall be the highest rate permitted by applicable law, and all other sums due by Maker under this Note or under the Mortgage, or under any of the other Loan Documents, notwithstanding anything to the contrary in this Note or in the Loan Documents, and payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note, in the Mortgage or in any of the other Loan Documents. In such a case Payee may also recover all costs of collection including all costs of suit and other expenses in connection with it, together with reasonable attorneys' fees for collection (whether incurred before or at trial, on appeal or in bankruptcy, together with interest on any judgment obtained by Payee at the Default Rate, including interest at the Default Rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Payee of the full amount due Payee.

    8. Payee's failure to exercise its option to accelerate the indebtedness evidenced by this Note shall not constitute a waiver of the right to exercise that option at any other time so long as that event of default remains outstanding and uncured, or to exercise it upon the occurrence of another default.

    9. The remedies of Payee as provided in this Note, or in the Mortgage, shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of Payee, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

                                                          INITIALS:    C
                                                                   -----------
                                       2

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    10.  Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued on it, may be sold upon any such writ in whole or in part in any order desired by Payee.

    11. Maker and all endorsers, sureties and Guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewals, waivers, releases, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral or any part of it, with or without substitution, and agree that additional makers, endorsers, Guarantors, or sureties may become parties to it without notice to them or affecting their liability under this Note.

    12. If any provision of this Note is held be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of Payee in order to effectuate the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by the applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. That refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding shall be refunded in cash by Payee. Any crediting or refund shall not cure or waive any default by Maker under this Note. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment including, without limitation, prepayment fees and late charges shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

    13. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Note unless the waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event. A release of one or more parties hereto or of any Guarantor hereof shall not constitute a release of any other party or Guarantor.

    14. This instrument shall be governed by and construed according to the laws of the State of Florida.

                                                          INITIALS:     C
                                                                   ------------
                                       3

    15. Upon default by Maker in the payment hereof, Payee shall have the right, immediately and without further action or notice by it, to set off against the Note and the indebtedness evidenced hereby, all money owed (if any) by the Payee or any affiliate thereof to the Maker or any Guarantor, in any capacity, whether or not due, and also to set off against all other liabilities of the Payee or any affiliate to Maker or any Guarantor all money owed by Payee or any affiliate in any capacity to Maker or any Guarantor.

    16. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all gender, and the words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker. If Maker consists of more than one person, corporation or other entity, the obligations and liabilities of such persons, corporations or other entities under this Note shall be joint and several, and the word "Maker" shall mean all or some or any of them.

    17. All notices given to Maker or Payee shall be given in writing and will be deemed given when delivered personally or delivered by first class mail to Maker or Payee at the addresses written above or such other address as may be designated by Maker or Payee from time to time.

    18. All payments under this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

    19. Time is of the essence as to each provision of this Note or the Mortgage which requires Maker to take any action within a specified time period.

    20. The Florida Documentary Stamp Tax due on this Note has been paid upon recording the Mortgage.

    21. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER SECURITY DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

                                                          INITIALS:     C
                                                                   -----------

     IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note.


                                       FLORIDA GAMING CORPORATION OF
                                       DELAWARE, A DELAWARE CORPORATION

                                       By: /s/ W. B. Collett
                                           --------------------------
                                           CHAIRMAN & CEO

                                           4/22/98


                                       FREEDOM FINANCIAL CORPORATION, AN
                                       INDIANA CORPORATION

                                       By: /s/ W. B. Collett
                                           --------------------------
                                           CHAIRMAN & CEO

                                                          INITIALS: C
                                                                   ------------
                                                                   ------------

                                       5